Exhibit 99.(j)(ii)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the Arabesque Systematic USA Fund, TOBAM Emerging Markets Fund and Sirios Long/Short Fund dated February 1, 2019, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the Arabesque Systematic USA Fund, TOBAM Emerging Markets Fund and Sirios Long/Short Fund dated February 1, 2019, and to the incorporation by reference of our reports dated November 28, 2018 in Post-Effective Amendment No. 205 to the Registration Statement of FundVantage Trust (Form N-1A) (File No. 333-141120) on the financial statements and financial highlights of the Arabesque Systematic USA Fund, TOBAM Emerging Markets Fund and Sirios Long/Short Fund (three of the portfolios constituting FundVantage Trust) (the “Funds”), included in the Funds’ Annual Reports to shareholders for the year ended September 30, 2018.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

January 25, 2019